UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (February 14, 2006)
WINSTON HOTELS, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	0-23732	56-1872141

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina 27608
(Address of Principal Executive Offices) (Zip Code)
(919) 510-6010
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Executive Officer Compensation
On February 13, 2006, the Compensation Committee of the Board of Directors (the “Board”) of Winston Hotels, Inc. (the “Company”) approved, and on February 14, 2006, the Board ratified, 2005 performance bonuses, new annual salaries for 2006, bonus ranges for 2006 and awards of restricted common stock to each of the Company’s executive officers. These grants and awards are summarized in the following table:

				2006 Restricted Stock Awards
	2005	2006	2006		Fair
	Cash Bonus	Annual Salary	Bonus Range	Shares (1)	Market Value(2)
Robert W. Winston, III
Chief Executive Officer	$303,750	$425,250	$0 -- 425,250	70,875	$697,410

Joseph V. Green
President and Chief Financial Officer	$262,500	$367,500	$0 -- 367,500	86,250	$848,700

Kenneth R. Crockett
Executive Vice President and Chief
Development Officer	$232,500	$325,500	$0 -- 325,500	79,250	$779,820

Brent V. West
Vice President and Chief Accounting
Officer	$113,750	$200,000	$0 -- 200,000	14,438	$142,070

James P. Frey
Vice President	$77,000	$162,000	$0 -- 162,000	11,550	$113,652

(1)	Assuming continued employment by the executives, these restricted stock awards vest 20% immediately and 20% on each of January 1, 2007, 2008, 2009 and 2010.

(2)	Fair market value on date of grant, based on the last reported sales price of the Company’s common stock on the date of grant.
Bonus amounts will be determined by the Compensation Committee of the Board at the end of the 2006 fiscal year. The Compensation Committee set goals upon which 2006 bonuses for Robert W. Winston, III, Joseph V. Green and Kenneth R. Crockett will be based. Any 2006 bonuses paid to these executive officers will be based primarily on the attainment of certain individual and Company goals. Approximately 75% of the 2006 bonus awards will be based upon the attainment of certain Company goals, which generally will be based on the following performance criteria: the ranking of the Company’s total return to shareholders, as compared to a peer group of hotel REITs, the Company’s actual funds from operations (FFO) for the year ending December 31, 2006 as a percentage of the Company’s FFO guidance targets for the year ending December 31, 2006, and certain acquisition, disposition, lending and general corporate goals. Approximately 25% of the potential bonus awards will be based upon attainment of individual goals, as determined by the Compensation Committee.
Director Compensation
The Board also set compensation for the Company’s outside directors. Directors who are not employees of the Company receive a fee of $1,500 for each Board meeting and $500 for each committee meeting attended in person. For telephonic meetings of the Board or its committees that are more than 30 minutes in length, directors will typically receive a fee of approximately $500 for their participation. The Company also reimburses all directors for their out-of-pocket expenses in connection with their service on the Board. Each director received a grant of 8,500 shares of restricted stock in August 2004. These restricted stock awards vested 20% immediately, 20% on the day of the Company’s annual meeting of shareholders in 2005 and will vest 20% on the date of the Company’s annual meeting in each of 2006, 2007 and 2008 assuming the director remains a director of the Company on those dates.

Amendment to Employment Agreement
On February 14, 2006, the Board appointed Kenneth R. Crockett, the Company’s Executive Vice President and Chief Operating Officer, to the position of Executive Vice President and Chief Development Officer, effective January 1, 2006. In connection with this appointment, Mr. Crockett vacated the position of Chief Operating Officer. Mr. Crockett’s employment agreement, as amended, is filed as Exhibit 10.1, 10.2 and 10.3 hereto and the terms thereof are incorporated by reference herein.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
The information set forth in Item 1.01 of this Current Report under the caption “Amendment to Employment Agreement” is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Employment Agreement dated January 2, 2003, by and between Kenneth R. Crockett and Winston Hotels, Inc. (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 14, 2003).

10.2	Amendment No. 1 dated January 1, 2005 to Employment Agreement dated January 2, 2003, by and between Kenneth R. Crockett and Winston Hotels, Inc. (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 16, 2005).

10.3	Amendment No. 2 dated February 14, 2006 to Employment Agreement dated January 2, 2003, by and between Kenneth R. Crockett and Winston Hotels, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSTON HOTELS, INC.
February 17, 2006	/s/ Joseph V. Green
Joseph V. Green
President and Chief Financial Officer

WINSTON HOTELS, INC.
INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement dated January 2, 2003, by and between Kenneth R. Crockett and Winston Hotels, Inc. (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 14, 2003).

10.2	Amendment No. 1 dated January 1, 2005 to Employment Agreement dated January 2, 2003, by and between Kenneth R. Crockett and Winston Hotels, Inc. (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 16, 2005).

10.3	Amendment No. 2 dated February 14, 2006 to Employment Agreement dated January 2, 2003, by and between Kenneth R. Crockett and Winston Hotels, Inc.